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                                                                   Exhibit 10.24

                           CHANGE IN CONTROL AGREEMENT

         This Agreement, made and entered into this 3rd day of November 2000, by and between Endocardial Solutions, Inc., a Minnesota corporation (the "Company"), with its principal offices at 1350 Energy Lane, Suite 110, St. Paul, Minnesota, 55108-5254, and James W. Bullock (the "Employee"), residing at 9415 Olympia Drive, Eden Prairie, Minnesota 55417.

         WHEREAS, this Agreement is intended to specify the financial arrangements that the Company will provide to the Employee upon the Employee's separation from employment with the Company under any of the circumstances described herein; and

         WHEREAS, this Agreement is entered into by the Company in the belief that it is in the best interest of the Company to provide stable conditions of employment for the Employee notwithstanding the possibility, threat, or occurrence of certain types of changes in control, thereby enhancing the Company's ability to attract and retain highly qualified people;

         NOW, THEREFORE, in lieu of the foregoing recitals and in consideration of the mutual covenants, promises, payments, and undertakings of the parties hereto, the parties agree as follows:

         1. TERM OF AGREEMENT. The Employee shall be employed on an at-will basis. This Agreement is not, and shall not be construed as, an employment contract affecting in any way the duration of the Employee's employment or any terms and conditions thereof except those set forth herein. The Employee and the Company may terminate their employment relationship at any time, for any reason, or for no reason.

         2.   TERMINATION OF EMPLOYMENT.

              (a) PRIOR TO A CHANGE IN CONTROL. Prior to a Change in Control (as defined in section 3(a) hereof), the Company may terminate the Employee from employment with the Company at-will with or without Cause (as defined in section 3(c) hereof), at any time. In the event of a termination prior to a Change in Control (as defined in section 3(a) hereof) or in the event of a termination which occurs more than twelve (12) months after a Change in Control (as defined in section 3(a) hereof), the parties' rights and obligations in the event of termination shall be governed by the terms of the Employment and Non-Competition Agreement dated November 3, 2000.

              (b)   AFTER A CHANGE IN CONTROL.

                    (i) From and after the date of a Change in Control (as defined in section 3(a) hereof), during the term of this Agreement, the Company shall not


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terminate the Employee from employment with the Company except as provided in this section 2(b), or as a result of the Employee's Disability (as defined in section 3(d) hereof) or his death.

                    (ii) From and after the date of a Change in Control (as defined in section 3(a) hereof), during the term of this Agreement, the Company shall have the right to terminate the Employee from employment with the Company at any time for Cause (as defined in section 3(c) hereof), by written notice to the Employee, specifying the particulars of the conduct of the Employee forming the basis for such termination.

                    (iii) From and after the date of a Change in Control (as defined in section 3(a) hereof), during the term of this Agreement, : (a) the Company shall have the right to terminate the Employee's employment without Cause (as defined in section 3(c) hereof), at any time; and (b) the Employee shall, upon the occurrence of such termination by the Company without Cause or upon the voluntary termination of the Employee's employment by the Employee for Good Reason (as defined in section 3(b) hereof), be entitled to receive the benefits provided in section 4 hereof. The Employee shall evidence a voluntary termination for Good Reason by written notice to the Company given within ten
(10) days after the date of the occurrence of any event that the Employee knows or should reasonably have known constitutes Good Reason for voluntary termination. Such notice need only identify the Employee and set forth in reasonable detail the facts and circumstances claimed by the Employee to constitute Good Reason. Any notice given by the Employee pursuant to this section 2 shall be effective ten (10) days after the date it is given by the Employee.

         3.   DEFINITIONS.

              (a)   A "Change in Control" shall mean:

                    (i) A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement;

                    (ii) The public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to
Section 13(d) of the Exchange Act) by the Company or any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that such person has become the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act) directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;

                    (iii) The Continuing Directors (as defined in section 3(e) hereof) cease to constitute a majority of the Company's Board of Directors;


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                    (iv)   The shareholders of the Company approve: (a) any
consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company stock would be converted into cash, securities, or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (c) any plan of liquidation or dissolution of the Company; or

                    (v) The majority of the Continuing Directors (as defined in section 3(e) hereof) determine in their sole and absolute discretion that there has been a Change in Control of the Company.

              (b) "Good Reason" shall mean the occurrence of any of the following events, except for the occurrence of such an event in connection with the termination or reassignment of the Employee's employment by the Company for Cause (as defined in section 3(c) hereto), for Disability (as defined in section 3(d) hereof), or for death:

                    (i) The assignment to the Employee of employment responsibilities which are not of comparable responsibility and status as the employment responsibilities held by the Employee immediately prior to a Change in Control (as defined in section 3(a) hereof);

                    (ii) Any unreasonable reduction by the Company in the Employee's base salary as in effect immediately prior to a Change in Control (as defined in section 3(a) hereof);

                    (iii)  The failure by the Company to obtain, as specified in section 5(a) hereof, an assumption of the obligations of the Company to perform this Agreement by any successor to the Company;

                    (iv) The Company's requiring the Employee to be based at a location that is in excess of 50 miles from the location of the Employee's principal office immediately prior to a Change in Control (as defined in section 3(a) hereof); or

                    (v) Any other material breach of this Agreement by the Company which is not cured within thirty (30) days after written notice thereof from the Employee.

              (c) "Cause" shall mean termination by the Company of the Employee's employment based upon:

                    (i) Repeated violations by the Employee of any of his duties or his repeated failures or omissions to carry out lawful and reasonable orders which, in


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the reasonable judgment of the Company, are willful and deliberate and which are not cured within a reasonable period after the Employee's receipt of written notice thereof from the Company;

                    (ii) Any act or acts of personal dishonesty by the Employee which are intended to result in the personal enrichment of the Employee at the expense of the Company;

                    (iii) Any willful and deliberate misconduct that is materially and demonstrably injurious to the Company; or

                    (iv) Any criminal indictment, presentment, or conviction for a felony, whether or not the Company is the victim of such offense.

              (d) "Disability" shall mean Employee's total disability which results in Employee's inability to perform the essential functions of Employee's position, with or without reasonable accommodation, provided Employee has exhausted Employee's entitlement to any applicable leave, if Employee desires to take and satisfies all eligibility requirements for such leave.

              (e) "Continuing Director" shall mean any person who is a member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person (as defined herein) or an Affiliate or Associate (as defined herein) of an Acquiring Person, or a representative of an Acquiring Person or any such Affiliate or Associate, and who:

                    (i) was a member of the Board of Directors on the date of this Agreement as first written above; or

                    (ii) subsequently becomes a member of the Board of Directors, if such person's initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this section 3(e), "Acquiring Person" shall mean any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities, but shall not include the Company, any subsidiary of the Company, or any employee benefit plan of the Company, or of any subsidiary of the Company, or any entity holding shares of common stock organized, appointed, or established for, or pursuant to the terms of, any such plan; and "Affiliate" and "Associate" shall have the respective meanings described to such terms in Rule 12b-2 promulgated under the Exchange Act.


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         4.   BENEFITS UPON TERMINATION UNDER SECTION 2(b)(iii).

              (a) Upon the termination (voluntary or involuntary) of the employment of the Employee pursuant to section 2(b)(iii) hereof, the Company shall pay to the Employee, in lieu of any further base salary or bonus payments to the Employee for periods subsequent to the date that the termination of the Employee's employment becomes effective, as severance pay, payments as follows:

                    (i) if the termination pursuant to section 2(b)(iii) hereof following a Change in Control (as defined in section 3(a) hereof) occurs during the first twelve (12) months following a Change in Control (as defined in section 3(a) hereof), payments equal to eighteen (18) times the Employee's monthly base salary;

                    (ii) if the termination pursuant to section 2(b)(iii) hereof following a Change in Control (as defined in section 3(a) hereof) occurs more than twelve (12) months after a Change in Control (as defined in section 3(a) hereof), the Employee will not be entitled to any payments pursuant to this section 4.

              (b) For purposes of this section 4, "the Employee's monthly base salary" shall mean the Employee's monthly base salary as in effect in the month preceding the month in which the termination becomes effective or as in effect in the month preceding the Change in Control, whichever is higher.

              (c) All payments to the Employee subject to this section 4 shall be paid, in the sole discretion of the Company, in a lump sum or periodically in accordance with the Company's normal payroll practices in effect from time-to-time. All payments to the Employee subject to this section 4 shall be subject to any applicable payroll or other taxes required by law to be withheld.

              (d) The Employee shall not be required to mitigate the amount of any payment provided for in this section 4 by seeking other employment or otherwise. The amount of any payment provided in this section 4 shall not be reduced by any compensation earned by the Employee as a result of any employment by an employer.

         5.   SUCCESSORS AND BINDING AGREEMENT.

              (a) The Company will require any successor (whether direct or indirect) by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or of the assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation from the Company in the same amount and on the same terms as the Employee would be entitled hereunder if the Employee terminated his employment after a Change in


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Control for Good Reason, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date that the termination of the Employee's employment becomes effective. As used in this Agreement, "Company" shall mean the Company and any successor to its business and/or assets which executes and delivers the Agreement provided for in this section 5(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

              (b) This Agreement is personal to the Employee, and the Employee may not assign or transfer any part of his rights or duties hereunder, or any compensation due to him hereunder, to any other person. Notwithstanding the foregoing, this Agreement shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, heirs, distributees, devisees, and legatees.

         6. LIMITATION OF DAMAGES. If for any reason the Employee believes the severance provisions of this Agreement have not been properly adhered to by the Company, and if, pursuant to section 7 hereof, it is determined that the Company has not, in fact, properly adhered to the severance provisions of this Agreement, the sole and exclusive remedy to which the Employee is entitled is the severance payment to which he is entitled under the provisions of this Agreement.

         7. DISPUTE RESOLUTION. Any controversy, claim, or dispute arising out of or relating to the making, performance, breach, termination, expiration, application, or meaning of this Agreement shall be resolved exclusively by arbitration before the American Arbitration Association in Minneapolis, Minnesota, pursuant to the American Arbitration Association's rules then in effect.

              (a) The decision of the arbitrator(s) shall be final and binding on both parties. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In the event of submission of any dispute to arbitration, each party shall, not later than thirty (30) days prior to the date set for hearing, provide to the other party and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons whom the party intends to call as witnesses at the hearing.

              (b) The arbitrator(s) shall strictly adhere to the sole and exclusive remedy set forth in section 6 hereof and may not award or assess punitive damages against either party.

              (c) Each party shall bear its own costs and expenses of the arbitration and one-half (1/2) of the fees and costs of the arbitrator(s).

         8. MODIFICATION: WAIVER. No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is


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agreed to in a writing signed by the Employee and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         9. NOTICE. All notices, requests, demands, and all other communications required or permitted by either party to the other party by this Agreement (including, without limitation, any notice of termination of employment) shall be in writing and shall be deemed to have been duly given when delivered personally or received by certified or registered mail, return receipt requested, postage prepaid, at the address of the other party as first written above (directed to the attention of the Board of Directors in the case of the Company). Either party hereto may change its address for purposes of this section 9 by giving fifteen (15) days' prior written notice to the other party hereto.

         10. SEVERABILITY. If any term or provision of this Agreement or the application hereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be effected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         11. GOVERNING LAW. This Agreement has been executed and delivered in the State of Minnesota and shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota, including all matters of construction, validity, and performance.

         12. EFFECT OF AGREEMENT: ENTIRE AGREEMENT. The Company and the Employee understand and agree that this Agreement is intended to reflect their agreement only with respect to the subject matter hereof and is not intended to create any obligation on the part of either party to continue employment. This Agreement supersedes any and all other oral or written agreements or policies made relating to the subject matter hereof and constitutes the entire agreement of the parties relating to the subject matter hereof; provided that this Agreement shall not supersede or limit in any way the Employee's rights under any benefit plan, program, or arrangements in accordance with their terms. In the event of a termination prior to a Change in Control (as defined in section 3(a) hereof) or in the event of a termination which occurs more than twelve (12) months after a Change in Control (as defined in section 3(a) hereof), the parties' rights and obligations in the event of termination shall be governed by the terms of the Employment and Non-Competition Agreement dated November 3, 2000.


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         IN WITNESS WHEREOF, the Company and the Employee have executed this
Agreement as of the date first written above.


                                            ENDOCARDIAL SOLUTIONS, INC.


                                            By       /s/ Richard D. Randall
                                            --------------------------------

                                            Its      Director
                                            ---------------------------------



                                            JAMES W. BULLOCK


                                            /s/ James W. Bullock
                                            ---------------------------------

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